Exhibit 99.1
Global Cash Access Reports Fourth Quarter and Fiscal Year 2008 Results
Revenues of $176.3 Million up 23% and Cash Earnings Per Share of
$0.19 up 109% Compared to Prior Year Quarter
Las Vegas, NV — February 26, 2009 — Global Cash Access Holdings, Inc. (NYSE:GCA) (the “Company”) today announced preliminary, unaudited financial results for the quarter and fiscal year ended December 31, 2008.
Fiscal Fourth Quarter 2008 Results
For the quarter ended December 31, 2008, revenues were $176.3 million, an increase of 23.1% over the $143.2 million in revenues recorded in the same quarter last year. Operating income was $18.5 million, an increase of 40.6% over the $13.1 million recognized in the prior year. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) increased to $23.2 million from $16.2 million, a 43.2% increase. Net income in the fourth quarter of 2008 was $4.6 million, up 140.0% from the fourth quarter of 2007. Diluted earnings per share from Continuing Operations were $0.06 in the fourth quarter of 2008 (on 76.8 million diluted shares) as compared to $0.04 in the fourth quarter of 2007 (on 79.5 million diluted shares). Cash Earnings Per Share from Continuing Operations (“Cash EPS”) (see Non-GAAP Financial Information below) were $0.19 in the fourth quarter of 2008, a 109% increase from the $0.09 reported in the prior year.
The Company’s results for the quarter include the operations of Certegy Gaming Services, Inc., which was acquired in April of 2008, and Cash Systems, Inc., which was acquired in August of 2008.
Fiscal Year 2008 Results
For the year ended December 31, 2008, revenues were $671.6 million, an increase of 12.3% over the $597.9 million in revenues recorded in fiscal year 2007. Operating income was $78.6 million, an increase of 0.5% over the $78.2 million recognized in the prior year. Earnings before interest, taxes, depreciation and amortization (see Non-GAAP Financial Information below) increased to $94.7 million from $89.8 million, a 5.4% increase. Net income was $23.6 million, down 0.6% from the year ended December 31, 2007. Cash EPS (see Non-GAAP Financial Information below) were $0.66 in 2008, a 21% increase from the $0.55 reported in the prior year.
All 2007 financial information has been adjusted to reflect the classification of Arriva Card, Inc., a subsidiary of the Company, as a discontinued operation.
“Despite the turbulence in the gaming sector and the economy in 2008, it was a year of growth for our company as we capitalized on our ability to scale with the acquisition opportunities,” said Scott Betts, President and Chief Executive Officer of the Company. “We completed two important acquisitions that we believe have added strong customer bases, additional revenue and cash flow, and further enhanced our product portfolio. In 2009, we expect to benefit from additional operational improvements and cost savings combined with our intention to aggressively seek to deliver innovative products and enhanced customer service to our clients. We are optimistic about the future of our company and feel that we’re well positioned when the macroeconomic environment improves and the gaming industry rebounds.”
2009 Outlook
The Company expects 2009 revenue to be between $700 and $730 million. EBITDA are expected to be between $95 and $101 million. Diluted earnings per share from continuing operations are expected to be between $0.44 and $0.50 per share. Cash earnings per share are expected to be between $0.70 and $0.76.

The foregoing expectations reflect the following assumptions:
•	Expense investments in product and processing platforms of between $2 million and $4 million;
•
Average 30-day LIBOR of 1.3% in effect during the period and average outstanding balances subject to 30-day LIBOR, including off-balance sheet amounts outstanding under the Company’s Treasury Services Agreement, of $430 million;

•	An effective tax rate for the full year of approximately 38%;
•	Cash outlays for capital expenditures to approximate those amounts disbursed in 2008; and
•	Diluted issued shares of approximately 77 million.
Investor Conference Call and Webcast
GCA will host an investor conference call to discuss its fourth quarter and fiscal year 2008 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (866) 804-6920 or for international callers (857) 350-1666; the conference ID is 74177323. A replay will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the conference ID is 98029568. The call will be webcast live from the Company’s website at www.gcainc.com under the investor relations section.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our belief that our recent acquisitions will drive growth, enhance the Company’s product portfolio and provide additional operational improvements and cost savings; (b) our 2009 revenue, EBITDA, diluted earnings per share and cash earnings per share expectations; (c) our intention that our expense investment in platforms will be between $2 million and $4 million; (d) our expectation that average 30-day LIBOR for the period will be 1.3% and our average outstanding balances subject to 30-day LIBOR will be $430 million; (e) our expectation that our effective tax rate for the full year 2009 will be approximately 38%; (f) our expectation that cash outlays for capital expenditures to approximate those amounts disbursed in 2008; (g) our assumption that there are approximately 77 million diluted shares issued; and (h) our belief that EBITDA, adjusted EBITDA, and Cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing is helpful to investors.

Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events that may impact our ability to drive growth, develop our product portfolio or achieve operational improvements or cost savings; (b) reduced demand for or increased competition with our products and services that affects our 2009 revenue, EBITDA, diluted earnings per share and cash earnings per share; (c) unexpected events that may require us to incur additional expense investment in our platforms; (d) unexpected adjustments to average 30-day LIBOR or the amount of outstanding balances subject to 30-day LIBOR; (e) with respect to our expectation that our effective tax rate will be approximately 38% for the full year 2009 (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (f) unexpected events that may require capital expenditures to materially differ from those amounts disbursed in 2008; and (g) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors.
The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. GCA provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.
CONTACT:
Global Cash Access, Inc.
George Gresham, CFO
702-855-3005
IR@gcamail.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except par value)
(unaudited)

	12/31/2008	12/31/2007
ASSETS
Cash	$77,148	$71,063
Restricted cash and cash equivalents	388	1,380
Settlement receivables	51,604	61,066
Other receivables, net	16,629	14,424
Prepaid and other assets	11,867	7,618
Assets held for sale	1,540	12,180
Property, equipment and leasehold improvements, net	24,419	22,803
Goodwill, net	183,929	156,889
Other intangibles, net	34,982	13,652
Deferred income taxes, net	156,679	177,227

Total assets	$559,185	$538,302

LIABILITIES AND STOCKHOLDERS EQUITY
LIABILITIES
Settlement liabilities	$79,150	$93,727
Accounts payable	35,561	22,485
Accrued expenses	17,845	20,178
Borrowings	265,750	263,480

Total liabilities	398,306	399,870

COMMITMENTS AND CONTINGENCIES	—	—
MINORITY INTEREST	—	135
STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000 shares authorized and 82,961 and 82,981 shares issued at December 31, 2008 and 2007, respectively	83	83
Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at December 31, 2008 and 2007, respectively.	—	—
Additional paid in capital	172,119	163,070
Retained earnings	37,660	14,103
Accumulated other comprehensive income	1,243	2,709
Treasury stock, at cost, 6,017 and 4,563 shares at December 31, 2008 and 2007, respectively.	(50,226)	(41,668)

Total stockholders’ equity	160,879	138,297

Total liabilities and stockholders’ equity	$559,185	$538,302

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES:
Cash advance	$82,156	$76,082	$326,476	$316,094
ATM	78,452	56,479	289,122	240,575
Check services	10,887	8,130	42,366	31,126
Central Credit and other revenues	4,761	2,513	13,644	10,145

Total revenues	176,256	143,204	671,608	597,940
Cost of revenue	130,748	101,834	492,974	428,508
Operating expenses	22,281	25,150	83,962	79,614
Amortization	2,605	1,356	7,151	5,301
Depreciation	2,173	1,741	8,875	6,299

OPERATING INCOME	18,449	13,123	78,646	78,218
INTEREST INCOME (EXPENSE), NET
Interest income	494	726	2,229	3,631
Interest expense	(7,083)	(9,262)	(30,117)	(38,146)

Total interest income (expense), net	(6,589)	(8,536)	(27,888)	(34,515)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION AND MINORITY OWNERSHIP LOSS	11,860	4,587	50,758	43,703
INCOME TAX PROVISION	7,373	1,792	23,349	16,709

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY OWNERSHIP LOSS	4,487	2,795	27,409	26,994
MINORITY OWNERSHIP LOSS, NET OF TAX	—	48	86	236

INCOME FROM CONTINUING OPERATIONS	4,487	2,843	27,495	27,230
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	67	(944)	(3,939)	(3,526)
NET INCOME	4,554	1,899	23,556	23,704

Foreign currency translation, net of tax	(1,058)	(493)	(1,465)	547

COMPREHENSIVE INCOME	$3,496	$1,406	$22,091	$24,251

Basic net income per share of common stock
Continuing operations	$0.06	$0.04	$0.36	$0.34

Discontinued operations	$—	$(0.02)	$(0.05)	$(0.05)

Basic net income per share of common stock	$0.06	$0.02	$0.31	$0.29

Diluted net income per share of common stock
Continuing operations	$0.06	$0.04	$0.36	$0.33

Discontinued operations	$—	$(0.02)	$(0.05)	$(0.04)

Diluted net income per share of common stock	$0.06	$0.02	$0.31	$0.29

Weighted average number of common shares outstanding
Basic	76,745	79,450	76,787	81,108

Diluted	76,755	79,466	76,796	81,377

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands, except per share)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,554	$1,899	$23,556	$23,704
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of financing costs	244	244	973	973
Amortization of intangibles	2,796	1,403	7,342	5,487
Depreciation	2,176	1,741	8,878	6,302
Loss on sale of or disposal of assets	—	—		139
Provision for bad debt	3,367	5,378	17,565	11,184
Deferred income taxes	7,078	2,032	20,561	14,514
Minority ownership loss	—	(74)	(135)	(368)
Stock-based compensation	2,360	9,802	9,050	22,269
Changes in operating assets and liabilities:	—	—
Settlement receivables	(9,884)	55,365	19,318	76,737
Receivables other, net	15,633	(10,230)	6,399	(22,827)
Prepaid and other assets	(474)	442	(1,400)	1,071
Settlement liabilities	30,176	(32,361)	(30,426)	(44,797)
Accounts payable	(4,668)	(3,108)	3,992	(3,855)
Accrued expenses	(3,001)	1,076	(10,259)	1,341

Net cash provided by operating activities	50,357	33,609	75,414	91,874

CASH FLOWS FROM INVESTING ACTIVITIES:
Certegy Gaming Services acquisition, net of cash	135	—	(24,684)	—
Cash Systems, Inc. acquisition, net of cash	(322)	—	(30,238)	—
Purchase of property, equipment and leasehold improvements and other	(1,283)	(1,293)	(8,819)	(10,930)
Change in restricted cash and cash equivalents	(3)	(4)	991	(30)

Net cash used in investing activities	(1,473)	(1,297)	(62,750)	(10,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	—	—	121,000	—
Repayments under credit facility	(30,250)	(250)	(118,730)	(11,000)
Debt issuance costs	—	—		(23)
Proceeds from exercise of stock options	—	86		1,287
Purchase of treasury stock	—	(23,536)	(9,486)	(40,379)
Other	(24)	—		400

Cash flow from financing activities	(30,274)	(23,700)	(7,216)	(49,715)

Exchange rate impact	1,046	(313)	637	(1,055)

Change in cash	19,656	8,299	6,085	30,144
Cash beginning of period	57,492	62,764	71,063	40,919

Cash end of period	$77,148	$71,063	$77,148	$71,063

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from Continuing Operations to Diluted Earnings Per Share from Continuing Operations, and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Reconciliation of income from continuing operations to diluted cash earnings

Income from continuing operations	$4,487	$2,843	$27,495	$27,230
Plus: deferred tax amortization related to acquired goodwill	10,246	4,463	23,349	17,472

Cash earnings	$14,733	$7,306	$50,844	$44,702

Diluted cash earnings per share from continuing operations	$0.19	$0.09	$0.66	$0.55

Reconciliation of operating income to EBITDA Operating income	$18,449	$13,123	$78,646	$78,218
Plus: amortization	2,605	1,356	7,151	5,301
depreciation	2,173	1,741	8,875	6,299

EBITDA	$23,227	$16,220	$94,672	$89,818

Equity compensation expense	2,360	9,802	9,050	22,269

ADJ EBITDA	$25,587	$26,022	$103,722	$112,087

Weighted average number of common shares outstanding Diluted	76,755	79,466	76,796	81,377

Other Data (unaudited)
Aggregate dollar amount processed (in billions)
Cash advance	$1.6	$1.6	$6.5	$6.4
ATM	$3.9	$3.2	$15.2	$13.6
Check warranty	$0.5	$0.4	$1.8	$1.4

Number of transactions completed (in millions)
Cash advance	3.1	2.7	12.2	11.3
ATM	22.3	17.3	84.7	73.5
Check warranty	1.7	1.3	6.5	5.3